EXHIBIT 3.1.20

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                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
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                   Articles of Amendment-Domestic Corporation
                                  (15 Pa.C.S.)

                    X    Business Corporation  (ss 1915)
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   2072587        -----  Nonprofit Corporation (ss 5915)
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-------------------------------------         DOCUMENT WILL BE RETURNED TO THE
Name                                          NAME AND ADDRESS YOU ENTER TO
DOUGLAS M. LURIO, ESQUIRE                    THE LEFT.
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Address                                 <---------
2005 MARKET STREET, SUITE 2340
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City          State     Zip Code
PHILADELPHIA   PA         19103
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Fee: $70                        ------------------------------------------------
...........                      Filed in the Department of State on
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                                          Secretary of the Commonwealth

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     In compliance with the requirements of the applicable  provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

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1. The Name of the corporation is:

USA TECHNOLOGIES, INC.
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2.   The (a) address of this  corporation's  current  registered  office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department)


(a) Number and Street            City      State     Zip      County
100 DEERFIELD LANE, SUITE 140   MALVERN      PA     19355      CHESTER
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(b) Name of Commercial Registered Office Provider         County
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c/o
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3.   The statute by or under which it was incorporated: BUSINESS CORPORATION LAW
     OF 1988

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4.   The date of its incorporation: JANUARY 16, 1992

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5.   Check, and if appropriate complete, one of the following:

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State


__   The amendment shall be effective on:               at
                                         ---------------   ---------------
                                            Date                  Hour

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6.   check one of the following :

__ The amendment was adopted by shareholders pursuant to 15 Pa.C.S. ss 1914(a) and (b) or ss 5914(a).

X The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss 1914(c) or ss 5914(b)

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7.   Check , and if appropriate, complete on of the following:

__   The amendment adopted by the corporation, set forth in full, is as follows.

X The amendment adopted by the corporation, is set forth in full in Exhibit A attached hereto and made a part hereof.

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8.   Check if the amendment restated the Article:

X The restated Article of Incorporation supersede the original articles and all amendments thereto.

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                                  IN TESTIMONY WHEREOF, the undersigned
                                  has caused this Application for
                                  Registration to be signed by a duly
                                  authorized officer thereof this

                                    23rd   day   of    January 2004
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                                            USA TECHNOLOGIES, INC.
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                                    Name of Corporation Limited Partnership

                                      /s/ George R. Jensen, Jr.
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                                      George R. Jensen, Signature

                                      Chief Executive Officer
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                                                   Title

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

1.       The name of the corporation is USA TECHNOLOGIES, INC.

2. The address of the corporation's current registered office in the Commonwealth is 100 Deerfield Lane, Suite 140, Malvern, PA 19355, Montgomery County.

3. The corporation is incorporated under the Business Corporation Law of 1988.

4.       Capital Stock.

            (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 476,800,000 shares, consisting of 475,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value.

            (B) Rights, Preferences and Restrictions of Series Preferred Stock. The Series Preferred Stock authorized by these Articles may be issued from time to time in one or more series. The Board of Directors of the corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Series Preferred Stock that may be desired. Excluding the Series A Preferred Stock referred to hereinafter and subject to the limitation on the total number of shares of Series Preferred Stock which the corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            (C) Designation of Series A Convertible  Preferred  Stock.  There is
hereby established a series of the Series Preferred Stock designated "Series A Convertible Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of 900,000 shares, having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as follows:

         1.       Dividend Provisions.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.50 per share per annum, payable when, as and if declared by the Board of Directors. Such dividends shall be cumulative, but accumulations of dividends shall not bear interest.

                  (b) No deposit, payment, or distribution of any kind shall be made in or to any purchase or redemption requirement applicable to any class or series of junior shares unless all accumulations of dividends earned on the Series A Preferred Stock as of the last day of the most recently ended year shall have been paid. So long as any Series A Preferred Stock shall remain outstanding, no dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock of this corporation) or other distribution (except in junior shares) shall be paid or made on the Common Stock of the corporation or on other junior shares of the corporation and no share of Common Stock or other junior shares shall be purchased or otherwise acquired by the corporation or any subsidiary of the corporation other than upon exercise of the corporation's rights under any restricted stock purchase agreement or by exchange therefor of junior shares or out of the proceeds of the substantially concurrent sale of junior shares, unless (whether or not there shall be funds legally available therefor) all accumulations of dividends earned on the Series A Preferred Stock as of the last day of the most recently ended year shall have been paid. The term "junior shares" shall mean any class or series of stock junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, bankruptcy, reorganization or other insolvency proceeding, and upon the winding up of the corporation.


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         Subject to the above  limitations,  dividends may be paid on the Common
Stock or any other junior shares out of any funds legally available for such purpose when and as declared by the Board of Directors.

         2.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $10.00 for each outstanding share of Series A Preferred Stock and (ii) all accumulations of unpaid dividends on each share of Series A Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  (b) After the distribution described in subsection (a) has been paid, and subject to any distributions to be made to any holders of junior shares, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

                  (c) A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2, if the holders of at least 60% of the outstanding Series A Preferred Stock elect to have such transaction treated as a liquidation.

         3. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

                  (a) Conversion Rights.


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                           (i) Each share of Series A  Preferred  Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and no assessable shares of Common Stock as is determined by dividing $1.00 (provided, however, that such number shall be $1.20 rather than $1.00 for each share of Series A Preferred Stock converted into shares of Common Stock during the period of time from March 24, 1997 through December 31, 1997) by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $.10; provided, however, that the Conversion Price for the Series A Preferred Stock (the "Conversion Price") shall be subject to adjustment as set forth in Subsection 3(c).

                           (ii) Upon conversion of any Series A Preferred Stock,
any accrued but unpaid dividends on such Series A Preferred Stock may at the option of the holder of such Series A Preferred Stock be converted into fully paid and nonassessable shares of Common Stock at the price of $1.00 per share of Common Stock; provided, however, that during the period of time from March 24, 1997 through December 31, 1997, the price shall be $.83 for each share of Common Stock. The price at which shares of Common Stock may be acquired pursuant to this subparagraph (ii) shall be appropriately increased or decreased from time to time to reflect any split, subdivision or combination of the issues and outstanding Common Stock as the case may be.

                  (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees


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of such holder,  a certificate or certificates for the number of whole shares of
Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of the securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of such securities.

                  (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) (A) If the corporation shall issue any Additional
Stock (as defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price for such series determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for all such Additional Stock so issued would purchase at such Conversion Price in effect immediately prior to the issuance of such Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of such Additional Stock; provided that, for the purpose of this subsection 3(c)(i)(A), all shares of Common Stock (except as otherwise provided in this clause (i)) issuable upon conversion of all outstanding shares of Series A Preferred Stock shall be deemed to be outstanding, and immediately after any shares of Additional Stock are deemed to be issued pursuant to subsection 3(c)(i)(E), such shares of Additional Stock shall be deemed to be outstanding.

                           (B) No  adjustment  of the  Conversion  Price for the
Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or, if no such adjustment


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is made,  shall be made at the end of 3 years from the date of the event  giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (C) In the case of the  issuance of Common  Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D) In the case of the  issuance of the Common  Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors, irrespective of any accounting treatment.

                           (E) In  the  case  of  the  issuance  of  options  to
purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                    1. The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and(c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                                    2. The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by


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the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D).

                                    3. In the event of any  change in the number
of shares of Common Stock deliverable or any increase in the consideration payable to the corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    4. Upon the  expiration  of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (3)(c)(i)(E)) by this corporation after October 1, 1992 (the "Purchase Date") other than

                           (A) Common  Stock  issued  pursuant to a  transaction
described in subsection 3(c)(iii) hereof,

                           (B)  shares of Common  Stock  issuable  or issued (or
deemed to have been issued pursuant to subsection 3(c)(i)(E)) after the Purchase Date to employees, officers, directors, or consultants of this corporation


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

directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and directors of this corporation, or

                           (C) Common Stock issued or issuable  upon  conversion
of the Series A Preferred Stock.

                  (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection 3(c )(i)(E).

                  (iv) If the number of shares of common stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for the series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

         (c) Other Distributions. In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(i), then, in each such case for the purpose of this subsection 3(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible


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

as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

         (d) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section
3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (e) No Impairment. The corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (f) No Fractional Shares; Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.


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

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

         (g) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock or any class of any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (h) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (i) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed


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

given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                  4. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                  5. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be reissuable by the corporation, and the Articles of this corporation shall be appropriately amended to affect the corresponding reduction in the corporation's authorized capital stock.

                  6. Optional Redemption. The Series A Preferred Stock may be called for redemption and redeemed at the option of the corporation by resolution of the Board of Directors, in whole at any time or in part at any time or from time to time, but in no event earlier than January 1, 1998, upon notice given to the record holders of any such shares, by the payment therefor of $11.00 per share of such Series A Preferred Stock, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date. The record holders of any such shares to be redeemed pursuant to this subsection (C)6 may convert each such share (as well as any accrued and unpaid cumulative dividends thereon) pursuant to subsection (C)3 Conversion of Article 4 of the Articles of Incorporation at any time prior to the date of such redemption.

(D)      Common Stock.

         1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally


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available  therefor,  such dividends as may be declared from time to time by the
Board of Directors.

         2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed to the holders of Common Stock.

         3. Redemption. The Common Stock is not redeemable.

         4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote upon such other matters and in such manner as may be provided by law.

         5. The date of its incorporation is January 16, 1992.

         6. The shareholders of the corporation shall not have the right to cumulate their votes for the election of the directors of the corporation.


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